EXHIBIT 21

EOG Resources, Inc.
Subsidiaries*
As of December 31, 2013

Company Name	Place Of Incorporation
EOG – Canada, Inc.	Delaware
EOG Argentina S.R.L.	Argentina
EOG Canada Company Ltd.	Alberta
EOG Canada Holdings I Inc.	Alberta
EOG Canada Holdings II Inc.	Alberta
EOG Canada Holdings ULC	Alberta
EOG Canada Investments ULC	Alberta
EOG Company of Canada	Nova Scotia
EOG Netherlands Holdings B.V.	The Netherlands
EOG Netherlands Investments B.V.	The Netherlands
EOG Resources (Nevis) Block 4 (a) Limited	Nevis
EOG Resources Argentina Limited	Cayman Islands
EOG Resources Argentina S.R.L.	Argentina
EOG Resources Canada	Alberta
EOG Resources Canada Company	Nova Scotia
EOG Resources Canada Holdings ULC	Alberta
EOG Resources Canada Inc.	Alberta
EOG Resources Canada Investments ULC	Alberta
EOG Resources Canada LNG	Alberta
EOG Resources China Limited	Hong Kong
EOG Resources Colombia Limited	Cayman Islands
EOG Resources International, Inc.	Delaware
EOG Resources LNG ULC	Alberta
EOG Resources Marketing, Inc.	Delaware
EOG Resources Morocco Limited	Cayman Islands
EOG Resources Netherlands B.V.	The Netherlands
EOG Resources Netherlands Holdings B.V.	The Netherlands
EOG Resources Netherlands Investments B.V.	The Netherlands
EOG Resources Nevis U (b) Block Limited	Nevis
EOG Resources Nitro2000 Ltd.	Nevis
EOG Resources Poland International LLC Sp. z o.o.	Poland
EOG Resources Railyard (Louisiana) LLC	Delaware
EOG Resources Railyard (North Dakota), Inc.	Delaware
EOG Resources Railyard (Oklahoma), Inc.	Delaware
EOG Resources Railyard (Texas) LLC	Delaware
EOG Resources Railyard (Wyoming) LLC	Delaware
EOG Resources Railyard, Inc.	Delaware
EOG Resources Trinidad – U(a) Block Limited	Cayman Islands
EOG Resources Trinidad Block 4(a) Unlimited	Trinidad
EOG Resources Trinidad Limited	Trinidad
EOG Resources Trinidad U(b) Block Unlimited	Trinidad
EOG Resources Trinidad-LRL Limited	Nevis
EOG Resources United Kingdom Limited	United Kingdom
EOGI Argentina International Ltd.	Cayman Islands
EOGI China International Ltd.	Cayman Islands
EOGI Colombia International Ltd.	Cayman Islands
EOGI International Company	Cayman Islands
EOGI International, Inc.	Delaware
EOGI Morocco International Ltd.	Cayman Islands
EOGI Poland International Ltd.	Cayman Islands
EOGI Trinidad – U(a) Block Company	Cayman Islands
Globe TAS LLC	Delaware
Hawthorn Oil Transportation, Inc.	Delaware
Hawthorn Oil Transportation (North Dakota), Inc.	Delaware
Hawthorn Oil Transportation (Oklahoma), Inc.	Delaware
Hawthorn Oil Transportation (Texas), Inc.	Delaware
Murrott Capital Ltd.	Nevis
Pecan Pipeline (North Dakota), Inc.	Delaware
Pecan Pipeline (RM), Inc.	Delaware
Pecan Pipeline Company	Delaware

*            The names of certain subsidiaries have been omitted (pursuant to Regulation S-K Item 601(b)(21)(ii))  since, considered in the aggregate as a single subsidiary, they would not constitute a "significant  subsidiary" (as that term is defined in Rule 1-02(w) of Regulation S-X) as of the end of the year covered by this report.  Inclusion in this list is not, however, a representation that the listed subsidiary is a "significant subsidiary".